EXHIBIT 21

               SUBSIDIARIES AND AFFILIATES OF THE REGISTRANT

                                                              Percentage of
                                                            voting securities
                                   Jurisdiction of          owned directly or
       Name                         Incorporation         indirectly by Quaker

 * Quaker Chemical Europe B.V.     Holland                        100%

 * Quaker Chemical B.V.            Holland                        100%

+* Quaker Chemical Holdings UK     United Kingdom                 100%
     Limited

 * Quaker Chemical Limited         United Kingdom                 100%

 * Quaker Chemical S.A.            France                         100%

** Quaker Chemical South           Republic of                     50%
     Africa (Pty.) Limited         South Africa

 * Quaker Chemical, S.A.           Spain                          100%

 * Quaker Chemical, S.A.           Argentina                      100%

 + Quaker Chemical Participacoes,  Brazil                         100%
     Ltda.

 * Quaker Chemical Industria e     Brazil                          90%
     Comercio Ltda.

** Kelko Quaker Chemical, S.A.     Venezuela                       50%

 * Quaker Chemical Limited         Hong Kong                      100%

 * Wuxi Quaker Chemical            China                            60%
     Company Limited

+* Quaker Chemical South East      Singapore                      100%
     Asia Pte. Ltd.

** Nippon Quaker Chemical, Ltd.    Japan                           50%

 * Quaker Chemical (Australasia)   State of New South              51%
     Pty. Limited                  Wales, Australia

** TecniQuimia Mexicana            Mexico                          40%
     S.A. de C.V.

+* SB Decking, Inc. (formerly      Delaware, U.S.A.               100%
     Selby, Battersby & Co.)

 * Quaker Chemical Corporation     Delaware, U.S.A.               100%

 + Quaker Chemical Management,     Delaware, U.S.A.               100%
     Inc.

 * AC Products, Inc.               California, U.S.A.             100%

** Fluid Recycling Services        Michigan, U.S.A.                50%
     Company

------------
 + A nonoperating company.
 * Included in the consolidated financial statements.
** Accounted for in the consolidated financial statements under the equity method.